UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004 (June 14, 2004)

VL Dissolution Corporation

(Exact name of registrant as specified in its charter)

0-23866
(Commission File Number)

Colorado	06-0678347
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1625 Broadway
Suite 990
Denver, Colorado 80202

(Address of principal executive offices and Zip Code)

(303) 592-5700

Registrant’s telephone number, including area code

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
SIGNATURE
Press Release

Item 5. Other Events and Required FD Disclosure.

On June 14, 2004, VL Dissolution Corporation, a Delaware corporation (the “Company”) issued a press release announcing that it’s board of directors has authorized the final distribution to its shareholders out of the proceeds of the sale of substantially all of the Company’s assets to Sirenza Microdevices, Inc. and the filing of a Form 15 with the Securities and Exchange Commission. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

(a)	None

(b)	None

(c)	Exhibits

99.1	Press Release, dated June 14, 2004, entitled “VL Dissolution Corporation Announces Final Distribution.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2004

VL DISSOLUTION CORPORATION
By:	/s/ David Corsaut David Corsaut Cloyses Partners, Interim Manager

INDEX TO EXHIBITS

99.1	Press Release, dated June 14, 2004, entitled “VL Dissolution Corporation Announces Final Distribution.”